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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 10, 2003
Date of Earliest Event Reported: February 4, 2003

ON COMMAND CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

00-21315	77-04535194
(Commission File Number)	(I.R.S. Employer Identification No.)

4610 South Ulster Street, 6th Floor
Denver, CO 80237
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (720) 873-3200

(Former name or former address, if changed from last report)

ON COMMAND CORPORATION

FORM 8-K

February 10, 2003

Item 5. Other Events and Regulation FD Disclosure

        On February 4, 2003, On Command Corporation (the "Company") received notification that its securities would be delisted from the Nasdaq National Market effective with the open of business on February 6, 2003. As of February 6, 2003, the Company's securities were eligible for quotation on the OTC Bulletin Board under the symbol ONCO.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2003

ON COMMAND CORPORATION
By:	/s/ BERNARD G. DVORAK Bernard G. Dvorak Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

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  Item 5. Other Events and Regulation FD Disclosure
SIGNATURE